UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2013

TEXAS PACIFIC LAND TRUST
(Exact Name of Registrant as Specified in its Charter)

Not Applicable (State or Other Jurisdiction of Incorporation)	1-737 (Commission File Number)	75-0279735 (IRS Employer Identification Number)

1700 Pacific Avenue, Suite 2770, Dallas, Texas 75201
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  214-969-5530

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2013, Roy Thomas, General Agent and Chief Executive Officer of the Trust informed the Trust that he intends to retire from those positions effective December 31, 2013.

On November 13, 2013, David M. Peterson, age 48, was appointed General Agent and Chief Executive Officer of the Trust, effective January 1, 2014.  Mr. Peterson has served as Assistant General Agent of the Trust since January, 1997 and as Chief Financial Officer since November, 2002.  There are no arrangements or understandings between Mr. Peterson and any other person pursuant to which Mr. Peterson was appointed as an executive officer of the Trust.  There are no family relationships between Mr. Peterson and any Trustee or other executive officer of the Trust.  Mr. Peterson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  In his new position Mr. Peterson will receive an annual base salary of $205,000.  Mr. Peterson will continue to be eligible for a cash bonus each year in an amount to be determined in the discretion of the Nominating, Compensation and Governance Committee of the Board of Trustees.  Mr. Peterson will also continue to participate in both the qualified defined benefit retirement plan and qualified defined contribution retirement plan maintained by the Trust, which are available to employees generally.

Mr. Peterson will continue to serve as Chief Financial Officer of the Trust until a successor is appointed to that position.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND TRUST
Date: November 18, 2013	By:	/s/ Roy Thomas
Roy Thomas
General Agent and Chief Executive Officer

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